UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17 , 2026
ADVANCED FLOWER CAPITAL INC.
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
477 S. Rosemary Ave., Suite 301
West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)
561-510-2390
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AFCG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure
As previously announced, the Board of Directors of Advanced Flower Capital Inc. (the “Company”) has authorized a program for the purpose of repurchasing up to $5.0 million of the Company's common stock (the “Repurchase Program”) at a price equal to $3.50 per share or less. Under the Repurchase Program, the Company may, but is not obligated to, repurchase its outstanding common stock in the open market from time to time, provided that the Company complies with the prohibitions under its compliance policies and procedures adopted in accordance with Rule 38a-1 and other relevant provisions under the Investment Company Act of 1940, as amended (the “1940 Act”), a code of ethics adopted pursuant to Rule 17j-1 under the 1940 Act and the guidelines specified in Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including certain price, market, volume, and timing constraints. Unless amended or extended by the Company's Board of Directors, the Company expects the Repurchase Program to be in place until the later of such time that $5.0 million of the Company's outstanding shares of common stock have been repurchased, or May 4, 2027.
As of June 17, 2026, the Company has repurchased an aggregate of 719,780 shares of its common stock pursuant to the Repurchase Program and, after giving effect to all repurchases completed under the Repurchase Program through that date, the total number of shares of the Company's common stock issued and outstanding is 22,809,064.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED FLOWER CAPITAL INC.

	By:	/s/ Brandon Hetzel
Brandon Hetzel
Chief Financial Officer and Treasurer
Date: June 18, 2026
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